As filed with the Securities and Exchange Commission on February 24, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Blackstone Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-8875684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan

(Full title of the plan)

John G. Finley

Chief Legal Officer

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per Common Unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Units Representing Limited Partner Interests	8,952,217 Common Units	$30.18	$270,177,909.06	$31,314

(1)	Covers common units representing limited partner interests in The Blackstone Group L.P. (“Common Units”) under The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional Common Units that may be offered and issued under the Plan to prevent dilution resulting from unit splits, unit distributions or similar transactions.
(2)	Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $30.18 per Common Unit, which is the average of the high and low price per Common Unit as reported by The New York Stock Exchange on February 17, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 8,952,217 Common Units of The Blackstone Group L.P. (the “Partnership”) reserved for issuance under the Plan. These additional Common Units are additional securities of the same class as other securities for which an original registration statement (File No. 333-143948) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2007 and additional registration statements (File No. 333-157635, File No. 333-165115, File No. 333-172451, File No. 333-179775, File No. 333-186999, File No. 333-194234, File No. 333-202359, and File No. 333-209758) were filed with the Commission on March 2, 2009, March 1, 2010, February 25, 2011, February 28, 2012, March 1, 2013, February 28, 2014, February 27, 2015 and February 26, 2016, respectively. These additional Common Units have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of units subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Partnership pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017; and

(b)	Registration Statement on Form 8-A for registration of the Common Units pursuant to Section 12(b) of the Exchange Act, filed on June 19, 2007.

All documents that the Partnership subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document
4.1	Certificate of Limited Partnership of The Blackstone Group L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s Registration Statement on Form S-1 (File No. 333-141504) filed on March 22, 2007).

4.2	Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 001-33551) filed on June 27, 2007).

4.2.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. dated as of November 3, 2009 (incorporated by reference to Exhibit 3.2.1 to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-33551) filed on November 6, 2009).

4.2.2	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. dated as of November 4, 2011 (incorporated by reference to Exhibit 3.2.2 to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 001-33551) filed on November 9, 2011).

4.3	The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K (File No. 001-33551) filed with the SEC on July 9, 2014).

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on February 24, 2017.

THE BLACKSTONE GROUP L.P.

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name:	Michael S. Chae
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the general partner of Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Stephen A. Schwarzman, Hamilton E. James, Michael S. Chae and John G. Finley, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of February, 2017.

Signature	Title

/s/ Stephen A. Schwarzman	Chairman and Chief Executive Officer and Director
Stephen A. Schwarzman	(principal executive officer)

/s/ Bennett J. Goodman	Director
Bennett J. Goodman

/s/ Jonathan D. Gray	Director
Jonathan D. Gray

/s/ J. Tomilson Hill	Director
J. Tomilson Hill

/s/ Hamilton E. James	Director
Hamilton E. James

/s/ James W. Breyer	Director
James W. Breyer

/s/ Peter T. Grauer	Director
Peter T. Grauer

/s/ Richard H. Jenrette	Director
Richard H. Jenrette

/s/ Rochelle B. Lazarus	Director
Rochelle B. Lazarus

/s/ Jay O. Light	Director
Jay O. Light

/s/ Brian Mulroney	Director
Brian Mulroney

/s/ William G. Parrett	Director
William G. Parrett

/s/ Michael S. Chae	Chief Financial Officer
Michael S. Chae	(principal financial officer)

/s/ Kathleen Skero	Principal Accounting Officer
Kathleen Skero

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